Exhibit 99.1

THIRD QUARTER 2025 EARNINGS RELEASE

November 6, 2025

NEXSTAR MEDIA GROUP REPORTS THIRD QUARTER NET REVENUE OF $1.20 BILLION

Q3 Net Revenue Drives Net Income of $65 Million, Adjusted EBITDA of $358 Million, Net Cash Provided by Operating Activities of $117 Million and Adjusted Free Cash Flow of $166 Million

Entered into Definitive Agreement to Acquire TEGNA Inc. for $6.2 Billion in Accretive Transaction

STATEMENT FROM PERRY A. SOOK, FOUNDER, CHAIRMAN AND CEO

“In the third quarter, we took a major step forward in shaping Nexstar’s future as we entered into a definitive agreement to acquire TEGNA Inc. for $6.2 billion in a highly accretive transaction. Operationally, our core business is performing well, with stable year-over-year distribution and non-political advertising revenue and strong expense management resulting in lower year-over-year operating expenses. In addition, we continued to progress our network growth strategies as NewsNation was, once again, the fastest growing cable network in the quarter, and The CW generated its sixth consecutive quarter of primetime ratings growth and reduced losses by 24% year-over-year. Looking forward, we are focused on completing our upcoming distribution renewals, closing our acquisition of TEGNA Inc., and capitalizing on the 2026 mid-term election political advertising opportunity, all of which we anticipate will drive shareholder value.”

2025 Third Quarter Financial Summary
($ in millions)	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
Distribution	$709	$719	(1.4)	$2,204	$2,215	(0.5)
Advertising	476	622	(23.5)	1,410	1,656	(14.9)
Other	13	25	(48.0)	46	49	(6.1)
Net Revenue	$1,198	$1,366	(12.3)	$3,660	$3,920	(6.6)

Net Income	$65	$180	(63.9)	$253	$453	(44.2)
% Margin(1)	5.4%	13.2%	(7.8)	6.9%	11.6%	(4.7)

Adjusted EBITDA(2)	$358	$510	(29.8)	$1,128	$1,376	(18.0)
% Margin(1)	29.9%	37.3%	(7.4)	30.8%	35.1%	(4.3)

Net Cash Provided by Operating Activities	$117	$387	(69.8)	$701	$839	(16.4)

Adjusted Free Cash Flow(2)	$166	$327	(49.2)	$615	$792	(22.3)

(1)
Net Income margin is Net Income as a percentage of Net Revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of Net Revenue.
(2)
Please refer to the “Definitions and Disclosures Regarding Non-GAAP Financial Information” section herein, the reconciliations at the end of this press release.

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THIRD QUARTER 2025 EARNINGS RELEASE

Company and Business Highlights

•
Entered into a definitive agreement to acquire TEGNA Inc. for $6.2 billion in a transaction expected to be accretive to Nexstar’s standalone Adjusted Free Cash Flow. The transaction is subject to regulatory approvals and is anticipated to close by the second half of 2026.
•
NewsNation continued its trend as the #1 fastest growing cable network year-over-year through September 2025.
•
The CW achieved its sixth consecutive quarter of audience growth through the third quarter of 2025.
•
Expanded The CW’s sports programming by (i) extending its relationship with the Pac-12 Conference through the 2030-2031 season to include 66 annual events, including 13 regular season football games, 35 regular season men’s basketball games, 15 regular season women’s basketball games, and the semifinal and championship games for the new Pac-12 women’s basketball tournament and, (ii) entering into a multi-year agreement with PBR (Professional Bull Riders) which began airing in August.
•
Earned two National Edward R. Murrow Awards for outstanding journalism and exceptionally produced news programming from the Radio Television Digital News Association (RTDNA). NewsNation was recognized for “Excellence in Video” and KXAN-TV serving Austin, Texas (DMA #34) for “Excellence in Innovation.”

Financial Highlights

•
Net Revenue. Third quarter net revenue of $1.20 billion, declined $168 million year-over-year, or (12.3%), primarily due to lower political advertising revenue related to the election cycle.
•
Distribution Revenue. Third quarter distribution revenue of $709 million, decreased $10 million, or (1.4%), versus the comparable prior year quarter, primarily reflecting MVPD subscriber attrition and the non-recurring resolution of a disputed customer claim offset, in part, by increased rates and other contractual commitments, growth in vMVPD subscribers, and the addition of CW affiliations on certain of our stations.
•
Advertising Revenue. Third quarter advertising revenue of $476 million, decreased $146 million, or (23.5%), from the comparable prior year quarter, primarily reflecting a $145 million decrease in political advertising to $10 million. Non-political advertising was effectively flat as growth in network and digital advertising and the absence of political crowd-out largely offset soft local advertising driven by the absence of the Olympics in the quarter versus the prior year.
•
Net Income. Third quarter net income of $65 million decreased $115 million, or (63.9%), compared to the prior year quarter, primarily reflecting lower political advertising revenue, increased one-time corporate expenses from the Company’s pending acquisition of TEGNA Inc., the non-recurring resolution of a disputed customer claim and reduced income from equity investments related to the performance of the TV Food Network LLC (“TVFN”) in which the Company owns a 31.3% interest, offset, in part, by lower interest expense, income tax and operating expenses. Net Income margin decreased to 5.4% from 13.2% in the comparable prior year period.

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THIRD QUARTER 2025 EARNINGS RELEASE

Financial Highlights (cont’d)

•
Adjusted EBITDA. Third quarter Adjusted EBITDA of $358 million, decreased $152 million, or (29.8%), compared to the prior year quarter primarily reflecting lower political advertising revenue and reduced income from equity method investments primarily from TVFN versus the prior year. The decrease was partially offset by lower operating expenses resulting from recent restructuring initiatives. Adjusted EBITDA margin was 29.9% compared to 37.3% in the comparable prior year period.
•
Net Cash Provided by Operating Activities. Third quarter Net Cash Provided by Operating Activities of $117 million, decreased $270 million, or (69.8%), compared to the prior year quarter, due primarily to a reduction in net income and changes in operating assets and liabilities reflecting the timing of receipts and payments.
•
Adjusted Free Cash Flow. Third quarter Adjusted Free Cash Flow of $166 million, decreased $161 million, or (49.2%), compared to the prior year quarter, due primarily to lower political advertising revenue, offset, in part, by lower interest expense from reduced SOFR and debt reduction and lower operating expenses.

Capital Allocation

•
In the third quarter of 2025, the Company used cash on hand and cash flow from operations to repay $25 million of debt and pay $56 million in dividends.

($ in millions, shares in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cash Used For
Debt repayment	$25	$85	$157	$146
Acquisitions	-	-	22	-
Stockholder return	56	233	294	590
Common stock dividends	56	55	169	167
Stock repurchases	-	178	125	423
Shares Outstanding
End of period	30,324	31,476	30,324	31,476
Less: Beginning of period	30,315	32,486	30,621	33,601
Change in shares outstanding	9	(1,010)	(297)	(2,125)
% Change	0.0%	(3.1%)	(1.0%)	(6.3%)

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THIRD QUARTER 2025 EARNINGS RELEASE

Debt, Cash and Leverage

•
As of September 30, 2025, the consolidated debt of Nexstar and Mission Broadcasting, Inc., an independently owned variable interest entity, was $6.4 billion, including senior secured debt of $3.6 billion.
•
The Company calculates its leverage ratios in accordance with the terms of its credit agreements which exclude The CW Network’s operations and the cash balance. As of September 30, 2025, The CW Network had $13 million of cash on its balance sheet. In connection with Nexstar’s June 2025 refinancing, the Company updated its leverage ratio calculation and definition to reflect the average of the last two years of EBITDA to better reflect its business cycle which benefits from additional political advertising revenue in election years.
‒
As of September 30, 2025, the Company’s first lien net leverage ratio was 1.73x (new definition) compared to a covenant of 4.25x and its total net leverage ratio was 3.09x (new definition).
•
The table below summarizes the Company’s cash balances and debt obligations (net of financing costs, discounts and/or premiums) as of September 30, 2025 and December 31, 2024.

($ in millions)	September 30, 2025	December 31, 2024
Unrestricted Cash	$236	$144
Revolving Credit Facilities	$206	$62
First Lien Term Loans	3,441	3,750
5.625% Senior Unsecured Notes due 2027	1,716	1,716
4.75% Senior Unsecured Notes due 2028	996	995
Total Debt	$6,359	$6,523

Third Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question-and-answer session. The dial in number for the audio conference call is 1-877-407-9208 or 1-201-493-6784, conference ID 13755787 (domestic and international callers). Participants can also listen to a live webcast of the call through the “Events and Presentations” section under “Investor Relations” on Nexstar’s website at nexstar.tv. A webcast replay will be available for 90 days following the live event at nexstar.tv.

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THIRD QUARTER 2025 EARNINGS RELEASE

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, operating expenses and cash flow, and the ultimate outcome, benefits and synergies of the proposed transaction between Nexstar and TEGNA and timing thereof, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of business acquisitions (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets, volatility in programming costs, the timing of and any potential delay in consummating the TEGNA acquisition, the risk that the conditions to closing of the proposed transaction (including the necessary regulatory approvals or the approval of TEGNA’s stockholders) may not be satisfied in the anticipated timeframe or at all and that the transaction may not close, the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between Nexstar and TEGNA, the risk that Nexstar fails to obtain the necessary financing arrangements set forth in the debt commitment letters delivered in connection with such agreement, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

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THIRD QUARTER 2025 EARNINGS RELEASE

Definitions and Disclosures Regarding Non-GAAP Financial Information

Adjusted EBITDA is calculated as net income, plus or (minus): transaction, other one-time and restructuring expenses, stock-based compensation expense, depreciation and amortization expense (excluding amortization of broadcast rights), amortization of basis difference of equity method investments, (gain) loss on asset disposal, impairment charges, interest expense, net, pension and other postretirement plans costs (credit), income tax expense (benefit) and other operating and non-operating expense (income). We consider Adjusted EBITDA to be an indicator of our assets’ operating performance.

Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures.

Adjusted Free Cash Flow is calculated as Free Cash Flow plus or (minus): transaction, other one-time and restructuring expenses, changes in operating assets and liabilities, net of acquisitions (excluding changes in income tax payable), taxes paid on sale of assets, pension and other postretirement plans costs (credit), (payments) for capitalized software obligations, proceeds from disposal of assets and insurance recoveries and other expense (income), cash contribution from (distribution to) noncontrolling interests and other items. We consider Adjusted Free Cash Flow to be an indicator of our liquidity. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be available for use in ongoing operations, debt payments, pension contributions, dividends, share repurchases, acquisitions and other items. Adjusted Free Cash Flow is not intended to represent the amount of cash flow available for discretionary expenditures as certain items and non-discretionary expenditures, such as changes in working capital, mandatory debt service requirements and pension contributions, are not deducted from this measure.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

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Nexstar
MEDIA GROUP, INC.

About Nexstar Media Group, Inc.

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across its television and digital platforms, including more than 316,000 hours of programming produced annually by its business units. Nexstar owns America’s largest local television broadcasting group comprised of top network affiliates, with more than 200 owned or partner stations in 116 U.S. markets reaching 220 million people. Nexstar’s national television properties include The CW, America’s fifth major broadcast network, NewsNation, our national news network providing “News for All Americans,” popular entertainment multicast networks Antenna TV and Rewind TV, and a 31.3% ownership stake in TV Food Network. The Company’s portfolio of digital assets, including its local TV station websites, The Hill and NewsNationNow.com, are collectively a Top 10 U.S. digital news and information property. For more information, please visit nexstar.tv.

Investor Contacts:	Media Contact:
Lee Ann Gliha EVP and Chief Financial Officer Nexstar Media Group, Inc. 972/373-8800	Gary Weitman EVP and Chief Communications Officer Nexstar Media Group, Inc. 972/373-8800 or gweitman@nexstar.tv
Joe Jaffoni, Jennifer Neuman
JCIR
212/835-8500 or nxst@jcir.com

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THIRD QUARTER 2025 EARNINGS RELEASE

Nexstar Media Group, Inc.

Condensed Consolidated Statements of Operations

(in millions, except for share and per share amounts, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenue	$1,198	$1,366	$3,660	$3,920

Operating expenses:
Direct operating	562	563	1,670	1,663
Selling, general and administrative	202	224	607	658
Corporate	68	53	183	160
Depreciation and amortization	190	190	592	588
Other	1	1	1	-
Total operating expenses	1,023	1,031	3,053	3,069
Income from operations	175	335	607	851
Income from equity method investments, net	5	17	24	52
Interest expense, net	(94)	(113)	(288)	(340)
Pension and other postretirement plans credit, net	7	6	23	20
Gain on disposal of an investment	-	-	-	40
Other income (expenses), net	3	(1)	(2)	(1)
Income before income taxes	96	244	364	622
Income tax expense	(31)	(64)	(111)	(169)
Net income	65	180	253	453
Net loss attributable to noncontrolling interests	5	7	22	27
Net income attributable to Nexstar Media Group, Inc.	$70	$187	$275	$480

Net income per share available to common stockholders:
Basic	$2.16	$5.34	$8.66	$14.17
Diluted	$2.14	$5.27	$8.57	$13.96

Weighted average number of common shares outstanding:
Basic (in thousands)	30,319	32,020	30,357	32,759
Diluted (in thousands)	30,649	32,441	30,696	33,248

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Nexstar Media Group, Inc.

Condensed Consolidated Statements of Cash Flows

($ in millions, unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$253	$453
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	592	588
Stock-based compensation expense	58	57
Amortization of debt financing costs, debt discounts and premium	6	9
Gain on disposal of an investment	-	(40)
Deferred income taxes	(20)	(26)
Payments for broadcast rights	(249)	(240)
Income from equity method investments, net	(24)	(52)
Distribution from equity method investments – return on capital	131	143
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	15	80
Prepaid and other current assets	6	(10)
Other noncurrent assets	3	(7)
Accounts payable	(30)	(99)
Accrued expenses and other current liabilities	44	-
Income tax payable	(45)	6
Other noncurrent liabilities	(50)	(30)
Other	11	7
Net cash provided by operating activities	701	839
Cash flows from investing activities:
Purchases of property and equipment	(94)	(110)
Payments for acquisitions	(22)	-
Proceeds from disposal of an investment	-	40
Other investing activities, net	(2)	2
Net cash used in investing activities	(118)	(68)
Cash flows from financing activities:
Proceeds from debt issuance, net of debt discounts	3,393	55
Repayments of long-term debt	(3,568)	(201)
Purchase of treasury stock	(125)	(423)
Common stock dividends paid	(169)	(167)
Payments for capitalized software obligations	(14)	(13)
Contribution from noncontrolling interests	-	19
Cash paid for shares withheld for taxes	-	(8)
Other financing activities, net	(8)	1
Net cash used in financing activities	(491)	(737)
Net increase in cash and cash equivalents	92	34
Cash and cash equivalents at beginning of period	144	147
Cash and cash equivalents at end of period	$236	$181

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Nexstar Media Group, Inc.

Reconciliation of Adjusted EBITDA (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net income	$65	$180	$253	$453
Add (Less):
Transaction, other one-time and restructuring expenses(1)	23	-	33	1
Stock-based compensation expense	19	19	58	57
Depreciation and amortization expense	190	190	592	588
(Amortization) of broadcast rights expense	(72)	(70)	(239)	(226)
Amortization of basis difference of equity method investments	18	18	53	53
Interest expense, net	94	113	288	340
Pension and other postretirement plans (credit), net	(7)	(6)	(23)	(20)
Income tax expense	31	64	111	169
Gain on disposal of an investment	-	-	-	(40)
Other	(3)	2	2	1
Adjusted EBITDA	$358	$510	$1,128	$1,376

(1)
Primarily includes non-recurring costs related to the resolution of a disputed customer claim, direct expenses associated with financing transactions, legal and other direct expenses associated with our completed or proposed strategic transactions and/or acquisitions, severance and other direct expenses associated with restructuring activities.

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Nexstar Media Group, Inc.

Reconciliation of Free Cash Flow and Adjusted Free Cash Flow (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net cash provided by operating activities	$117	$387	$701	$839
Add (Less):
Capital expenditures	(30)	(29)	(94)	(110)
Free Cash Flow	$87	$358	$607	$729

Add (Less):
Transaction, other one-time and restructuring expenses(1)	23	-	33	1
Changes in operating assets and liabilities(2)	75	(90)	57	60
Changes in income tax payable(3)	(7)	66	(45)	8
Taxes paid on sale of assets(4)	-	-	-	11
Pension and other postretirement plans (credit), net	(7)	(6)	(23)	(20)
Payments for capitalized software obligations	(4)	(2)	(14)	(13)
Proceeds from disposal of assets and insurance recoveries	-	1	1	3
Cash contribution from noncontrolling interests	-	-	-	19
Other	(1)	-	(1)	(6)
Adjusted Free Cash Flow	$166	$327	$615	$792

(1)
Primarily includes non-recurring costs related to the resolution of a disputed customer claim, direct expenses associated with financing transactions, legal and other direct expenses associated with our completed or proposed strategic transactions and/or acquisitions, severance and other direct expenses associated with restructuring activities.
(2)
Removes the impact of changes in operating assets and liabilities (including changes in income tax payable), net of acquisitions and dispositions.
(3)
Includes changes in income tax payable to reflect all tax payments.
(4)
Eliminates taxes paid on sale of assets related to the impact of a $40 million gain from disposal of an investment in Q1 2024.

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